EXHIBIT 99.1

EDGEWAVE, INC. ANNOUNCES ITS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2011

SAN DIEGO, CA, November 15, 2011 – EdgeWave, Inc. (“EdgeWave”, “we”, or the “Company”) (OTCBB/OTCQB: EWVE), a leader in Secure Content Management (“SCM”) solutions, today announced unaudited financial results for its third quarter ended September 30, 2011.

Third Quarter 2011 Financial and Operational Summary

•	Net billings* for the 2011 third quarter totaled $5.8 million, an increase of approximately 3% compared to the same period in 2010 and 16% compared to Q2 2011.

•	Revenue for the three months ended September 30, 2011 decreased to $4.4 million as compared to $4.6 million for the comparable period in 2010.

•	Cash and cash equivalents as of September 30, 2011 were $2.3 million, up from $2.0 million as of June 30, 2011 and down from $2.8 million as of September 30, 2010.

•
Cash used by operating activities for the three months ended September 30, 2011 was $726,000 compared to $880,000 for the same period in 2010, an 18% improvement.  Cash used by operating activities for the nine months ended September 30, 2011 was approximately $2.2 million, an increase of approximately 134% from $962,000 for the same period in 2010.

•
Q3 2011 operating expenses were $3.8 million, a decrease of approximately 17% from $4.6 million last quarter and 15% from $4.4 million for the three months ended September 30, 2010.  The recent decrease of 17% in operating expenses during Q3 2011 compared to the quarter ended June 30, 2011 relates to changes in our cost structure put in place at the end of the quarter ended June 30, 2011.

•	Loss from operations for the three months ended September 30, 2011 was $584,000, a 51% improvement over the same period in 2010.

•
Year to date net loss increased to $3.7 million as of September 30, 2011 from a net loss of $1.9 million for the same period in 2010, mainly a result of additional operating expenses associated with the Red Condor transaction in 2010, as well as rebranding expense and additional sales expense related to the restructuring of the sales organization.

“We believe most business indicators in Q3 were very positive,” said Lou Ryan, CEO of Edgewave.    “We introduced a full suite of hosted email security services to a very receptive marketplace.  Our cash burn declined substantially due to our organizational streamlining and as a result, we saw our balance sheet improve. I believe that our efforts to transform our business took a major step forward in Q3.”

Financial Results and Net Billings*

Net billings* for the quarter ended September 30, 2011 were $5.8 million as compared to $5.6 million for the same period in 2010 and $5.0 million for the second quarter of 2011.

Cash and cash equivalents were $2.3 million up from $2.0 million as of June 30, 2011 and down from $2.8 million at September 30, 2010.

EdgeWave reported revenues of $4.4 million and $4.6 million for the three months ended September 30, 2011 and 2010, respectively; a decrease of approximately $200,000 compared to the same quarter in 2010.  This decrease was mainly attributed to a decrease in appliance revenue.  Appliance revenue is fully recognized at the time of sale.  The Company sold fewer appliances in the third quarter of 2011 compared to 2010.  This is the result of fewer upgrades and the shift of our customers towards Software as a Service (“SaaS”) based products.

Operating expenses for the quarter ended September 30, 2011 were $3.8 million compared to $4.6 million for the second quarter of 2011 and $4.4 million for the quarter ended September 30, 2010.  The Company assumed additional operating expenses during Q3 of 2010 as part of the Red Condor transaction resulting in higher operating expenses as compared to previous quarters. The recent decrease of 17% in operating expenses during Q3 2011 compared to the quarter ended June 30, 2011 relates to changes in our cost structure put in place at the end of the quarter ended June 30, 2011.

Loss from operations for the three months ended September 30, 2011 was $584,000 compared to $1.2 million for the same period last year.  This improvement of 51% is mainly the result of changes in our cost structure implemented at the end of the second quarter along with the streamlining of certain processes which resulted in lower costs of sales.

Cash used by operating activities for the three months ended September 30, 2011 decreased 18% from $762,000 compared to $880,000 for the same period in 2010.  Cash used by operating activities for the nine months ended September 30, 2011 was approximately $2.2 million, an increase of approximately 134% from $962,000 for the same period in 2010.  Year to date operating activities as of September 2011 includes nine months of assumed operating expenses as a result of the Red Condor transaction that was effective August 2010, while year to date September 2010 operating activities only includes Red Condor operations for two months.

* Net billings represent the amount of subscription contracts billed to customers net of discounts and are not numerical measurements that can be calculated in accordance with GAAP.  The Company provides this measurement in its financial performance because this measurement provides a consistent basis for understanding the Company’s sales activities for the current period. The Company believes the billing measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in the prior periods.  The rollforward of deferred revenue (which includes net billings and revenue) for the second quarter ended September 30, 2011 is set forth at the end of this press release.

Business Outlook

The Company recently released its new ePrism suite of email security services, an expansion of the EdgeWave Email Security Platform (formerly Red Condor).  The Product combines award-winning email security and archiving with proprietary email continuity, data loss protection and email encryption services, using an integrated management, provisioning and reporting platform.  Edgewave is very excited about the current market response and interest.

In order to support the Company’s growth plans the Company proposes to issue a combination of term and convertible debt to raise between $3 and $4 million. The Company intends to use the proceeds to support the Company’s growth plans and intends to invest it almost exclusively in sales and marketing support with special emphasis on the Company’s new ePrism and award-winning product suite.  The securities offered will not be registered under the Securities and Exchange Act of 1933, as Amended, and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

“We purchased Red Condor because we had a vision of moving our products and services into the Cloud and needed Red Condor’s technology and expertise,” said Mr. Ryan.   “Red Condor helped us realize our product and company vision rapidly, by moving our web and email security technology into the cloud on their proprietary and state-of-the-art SaaS platform.   Today, we have a comprehensive, multi-format product offering that our customers appreciate and we are clearly seeing the strategy behind our technology fusion of Red Condor and iPrism begin to pay off.  Though much work remains, the company transformation we started last year is largely complete,” he added.

“We are currently raising capital and expect to finish our efforts within 90 days.  The funds will be used for new domestic and international sales and marketing programs.   We believe investments in these areas will produce accelerated growth in 2012.”

About EdgeWave, Inc™

EdgeWave, Inc. (OTCBB/OTCQB: EWVE), develops and markets on demand, on-premises, and hybrid Secure Content Management (SCM) solutions to the mid-enterprise and service provider markets. The EdgeWave portfolio of web, email and data protection technologies delivers comprehensive secure content management with unrivalled ease of deployment and the lowest TCO on the market. The company’s award winning solutions include iPrism Web Security and The ePrism Email Security Suite with solutions for email filtering, continuity, encryption, data loss protection and archiving. EdgeWave Web and email security solutions can be delivered as hosted, on-premises, and hybrid services. With 6,500 customers and over 200 partners worldwide, EdgeWave strives to deliver simple, high performance solutions that offer excellent value.

Based in San Diego, California, EdgeWave markets its solutions through a network of value added resellers, ISPs and MSPs, distributors, system integrators, OEM partners and directly to end users. For more information about EdgeWave, visit www.edgewave.com.

©2011 EdgeWave, Inc. All rights reserved. The EdgeWave logo, iPrism, ePrism, iGuard, the Red Condor Logo, ProCare Elite, and Vx Technology are trademarks of EdgeWave, Inc. All other trademarks and registered trademarks are hereby acknowledged.

Forward Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements of the plans, strategies, and objectives of management (including statements about our business transformation strategy, plans for future expansion, sales and marketing plans, plans to raise additional capital); any statements concerning proposed new products, services, or developments; statements of belief  (such as our belief regarding business indicators, the reception of our products, and the success of our efforts to transform our business) and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; the ability to retain the customers obtained through the recent Red Condor transaction; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; our ability to integrate our acquisitions in accordance to plan; our ability to properly execute our strategies, our ability to raise capital, and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:
EdgeWave, Inc.
15333 Avenue of Science
San Diego, CA 92128

Investor and Public Relations
(858) 524-2061
IR@edgewave.com

EdgeWave, Inc.
 Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)

Assets

Current Assets
Cash and cash equivalents	$2,305,000	$2,610,000
Accounts receivable - net of allowance for doubtful accounts of $20,000 and $30,000 at September 30, 2011 and December 31, 2010, respectively	4,213,000	3,669,000
Inventories - net	373,000	698,000
Prepaid expenses and other current assets	795,000	932,000

Total current assets	7,686,000	7,909,000

Fixed Assets - Net	616,000	492,000

Goodwill	8,279,000	8,279,000

Other Intangible Assets - Net	491,000	587,000

Other Assets	100,000	393,000

Total Assets	$17,172,000	$17,660,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$2,000,000	$-
Term loan, current portion	158,000	400,000
Accounts payable	738,000	1,133,000
Accrued compensation	1,176,000	1,526,000
Accrued expenses and other current liabilities	920,000	752,000
Warranty liability	194,000	210,000
Capitalized lease obligations, current portion	36,000	-
Deferred revenue, current portion	11,037,000	11,038,000

Total current liabilities	16,259,000	15,059,000

Convertible Notes Payable	3,285,000	3,214,000

Term Loan, Net of Current Portion	425,000	58,000

Capitalized Lease Obligations, Less Current Portion	156,000	-

Deferred Revenue	11,653,000	10,617,000

Total liabilities	31,778,000	28,948,000

Stockholders’ Deficit

Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares authorized; 16,939,826 and 16,093,135 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	165,000	158,000
Additional paid-in capital	42,176,000	41,818,000
Accumulated deficit	(56,947,000)	(53,264,000)

Total stockholders’ deficit	(14,606,000)	(11,288,000)

Total Liabilities and Stockholders’ Deficit	$17,172,000	$17,660,000

 EdgeWave, Inc.
 Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues
Subscription	$3,589,000	$3,623,000	$10,903,000	$10,534,000
Appliance	810,000	961,000	2,677,000	2,727,000
License	-	3,000	4,000	56,000
Total Revenues	4,399,000	4,587,000	13,584,000	13,317,000

Cost of Revenues
Subscription	696,000	678,000	2,205,000	1,488,000
Appliance	497,000	651,000	1,752,000	1,884,000
License	-	1,000	2,000	13,000
Total Cost of Revenues	1,193,000	1,330,000	3,959,000	3,385,000

Gross Profit	3,206,000	3,257,000	9,625,000	9,932,000

Operating Expenses
Sales and marketing	1,855,000	1,868,000	6,575,000	5,288,000
Research and development	1,143,000	1,249,000	3,874,000	2,964,000
General and administrative	792,000	1,330,000	2,727,000	3,335,000
Total Operating Expenses	3,790,000	4,447,000	13,176,000	11,587,000

Loss from Operations	(584,000)	(1,190,000)	(3,551,000)	(1,655,000)

Other Expense (Income)
Interest expense - net	66,000	37,000	171,000	133,000
Other expense (income)	41,000	79,000	(45,000)	99,000
Total Other Expense	107,000	116,000	126,000	232,000
Loss Before Income Taxes	(691,000)	(1,306,000)	(3,677,000)	(1,887,000)

Income tax expense	6,000	-	6,000	-
Net Loss	$(697,000)	$(1,306,000)	$(3,683,000)	$(1,887,000)
Loss Per Common Share - Basic and Diluted	$(0.04)	$(0.09)	$(0.22)	$(0.14)
Weighted Average Shares Outstanding - Basic and Diluted	16,528,419	15,069,595	16,491,993	13,956,331

EdgeWave, Inc.
 Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2011	2010

Cash Flows From Operating Activities
Net loss	$(3,683,000)	$(1,887,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	519,000	314,000
Allowance for doubtful accounts	(10,000)	(9,000)
Loss (gain)on change in fair value of warrant derivative liability	(45,000)	102,000
Stock-based compensation expense	194,000	135,000
Noncash interest expense	71,000	48,000
Change in operating assets and liablilities, net of effect of acquisition:
Accounts receivable	(534,000)	(1,265,000)
Inventories	325,000	(156,000)
Prepaid expenses and other assets	430,000	(650,000)
Accounts payable	(395,000)	(256,000)
Accrued expenses and other current liabilities	213,000	47,000
Accrued compensation	(350,000)	515,000
Warranty liability	(16,000)	(2,000)
Deferred revenue	1,035,000	2,102,000
Net cash used in operating activities	(2,246,000)	(962,000)

Cash Flows From Investing Activities
Acquisition, net of cash acquired	-	(66,000)
Purchases of fixed assets	(330,000)	(59,000)
Net cash used by investing activities	(330,000)	(125,000)

Cash Flows From Financing Activities
Proceeds from convertible note payable	-	3,175,000
Proceeds from stock option exercises	104,000	12,000
Proceeds from the sales of stock under the employee stock purchase plan	67,000	24,000
Principal payments on capitalized lease obligations	(25,000)	(22,000)
Principal payments on term loans	(75,000)	-
Proceeds from term loans	200,000	500,000
Net increase (decrease) on line of credit	2,000,000	(2,267,000)
Net cash provided by financing activities	2,271,000	1,422,000
Net (Decrease) Increase in Cash and Cash Equivalents	(305,000)	335,000
Cash and Cash Equivalents at Beginning of Period	2,610,000	2,454,000
Cash and Cash Equivalents at End of Period	$2,305,000	$2,789,000

EdgeWave, Inc.

Unaudited Rollforward of GAAP Deferred Revenue (in thousands)
Three Months Ended September 30, 2011

GAAP deferred revenue balance at June 30, 2011	$21,337
Net billings during third quarter 2011	5,752
Less GAAP revenue recognized during third quarter 2011	(4,399)
GAAP deferred revenue balance at September 30, 2011	$22,690

Unaudited Rollforward of GAAP Deferred Revenue (in thousands)
Nine Months Ended September 30, 2011

GAAP deferred revenue balance at January 1, 2011	$21,655
Net billings year to date 2011	14,619
Less GAAP revenue recognized year to date 2011	(13,584)
GAAP deferred revenue balance at September 30, 2011	$22,690